EXHIBIT 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Surgalign Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee(3)(4)

Equity	Common Stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	500,000(4)	$3.93	$1,965,000.00	$92.70 per $1,000,000	$182.16

Total Offering Amounts							$182.16

Total Fee Offsets							—

Net Fee Due							$182.16

(1)

Represents an additional 500,000 shares of the Registrant’s common stock (“Common Stock”) authorized for issuance under the 2021 Incentive Compensation Plan, as amended (the “Amended Incentive Compensation Plan”), adjusted to reflect a 1-to-30 reverse stock split that took effect on May 17, 2022 and that was approved by the shareholders of the Registrant on May 10, 2022.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the Amended Incentive Compensation Plan relating to adjustments for change resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The fee is calculated upon the basis of the average between the high and low sales prices for shares of Common Stock of the Registrant as reported on the NASDAQ Stock Market on June 28, 2022.

(4)

Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Amended Incentive Compensation Plan. A Registration Statement on Form S-8 was filed on May 7, 2021, covering 166,666 shares of Common Stock reserved for issuance pursuant to the 2021 Incentive Compensation Plan, adjusted for a 1-to-30 reverse stock split that took effect on May 17, 2022 and that was approved by the shareholders of the Registrant on May 10, 2022.